Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of SSgA Active ETF Trust

In planning and performing our audits of the financial
 statements of SSgA Active ETF Trust   the   Trust
    , comprising the SPDR   SSgA Multi-Asset Real
 Return ETF, SPDR   SSgA Income Allocation ETF, SPDR
   SSgA Global Allocation ETF, and SPDR   Blackstone/GSO
 Senior Loan ETF as of and for the period ended June 30,
 2013, in accordance with the standards of the Public Company
 Accounting Oversight Board   United States  , we considered
the Trust  s internal control over financial reporting, including controls over safeguarding securities, as a basis for
 designing our auditing procedures for the purpose of
 expressing our opinion on the financial statements
and to comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion on
 the effectiveness of the Trust  s internal control
 over financial reporting. Accordingly, we express
 no such opinion.
The management of the Trust is responsible for
establishing and maintaining effective internal control
 over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 A company  s internal control over financial
reporting is a process designed to provide
 reasonable assurance regarding the reliability
of financial reporting and the preparation
 of financial statements for external purposes
in accordance with generally accepted accounting
principles. A company  s internal control over
 financial reporting includes those policies
 and procedures that   1   pertain to the
 maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets
of the company;   2   provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
 statements in accordance with generally accepted
accounting principles, and that receipts and
 expenditures of the company are being made
only in accordance with authorizations of
management and directors of the company; and
  3   provide reasonable assurance regarding
prevention or timely detection of unauthorized acquisition, use or disposition of a company s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal
 control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency,
 or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company
  s annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trust s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the
 Public Company Accounting Oversight Board
  United States . However, we noted no deficiencies in the Trust s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as
 defined above as of June 30, 2013.
This report is intended solely for the information and use of management and the Board of Trustees of SSgA Active ETF Trust and the Securities and Exchange
 Commission and is not intended to be and should not be used by anyone other than these specified parties.




Ernst    Young LLP


Boston, Massachusetts
August 29, 2013